CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Intermediate U.S. Government Income Fund

We consent to the use of our report dated January 5, 2001, incorporation in this Registration Statement by reference, for the Putnam Intermediate U.S. Government Income Fund and to the references to our firm under the captions "Financial highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                        KPMG LLP
Boston, Massachusetts
March 26, 2001


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (File No. 33-37991 and 811-6257) ("Registration Statement") of our report dated January 14, 1999, relating to the financial statements and financial highlights appearing in the November 30, 1998, Annual Report for Putnam Intermediate U.S. Government Income Fund, which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 26, 2001